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                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED        NINE MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
PRIMARY                                                         1995         1994         1995         1994
-------                                                       ---------    ---------    ---------    ---------
Net income                                                    $ 151,326    $ 131,820    $ 245,780    $ 212,971

Deduct: Dividends on convertible preference stock                (1,099)      (1,152)      (3,297)      (3,598)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $ 150,227    $ 130,668    $ 242,483    $ 209,373
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
------------------------------------------------------

Weighted average common shares outstanding                      221,429      223,129      221,172      220,009
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      2,918        1,905        2,502        2,677
      Fisher-Price warrants                                         762          716          734          851
      Restricted stock                                              414          180          363          129
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             225,523      225,930      224,771      223,666
                                                              =========    =========    =========    =========

Income Per Common Share:
------------------------

Net income per common share                                   $    0.67    $    0.58    $    1.08    $    0.94
                                                              =========    =========    =========    =========

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

                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED        NINE MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
FULLY DILUTED                                                  1995 (a)     1994 (b)     1995 (a)     1994 (b)
-------------                                                 ---------    ---------    ---------    ---------
Net income                                                    $ 151,326    $ 131,820    $ 245,780    $ 212,971

Add:    Interest savings, net of tax, applicable to:
         Assumed conversion of 8% convertible debentures              -            -            -          628

Deduct: Impact of required ESOP dividends or
         contributions upon conversion                                -       (1,152)           -       (3,598)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $ 151,326    $ 130,668    $ 245,780    $ 210,001
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
------------------------------------------------------

Weighted average common shares outstanding                      221,429      223,129      221,172      220,009
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      3,031        1,905        3,259        2,988
      Fisher-Price warrants                                         767          716          767          871
      Assumed conversion of convertible preference stock            738        1,955          738        2,001
      Restricted stock                                              433          185          433          185
      Assumed conversion of 8% convertible debentures                 -            -            -        1,731
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             226,398      227,890      226,369      227,785
                                                              =========    =========    =========    =========

Income Per Common Share:
------------------------

Net income per common share                                   $    0.67    $    0.57    $    1.09    $    0.92
                                                              =========    =========    =========    =========

(a) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(b) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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